Exhibit 99.1

In Third Party Testing, OriginOil Technology Recovers 98% of Hydrocarbons in Oil and Gas Production Water

Potential “game-changer” algae harvesting process appears to ‘break the emulsion’ to easily remove petroleum organics in frac flowback water

Los Angeles, CA - 25 April, 2012 – OriginOil, Inc. (OTC/BB: OOIL), developer of a breakthrough technology to convert algae into renewable crude oil, announced today that in recent independent third-party testing OriginOil’s algae harvesting process was able to remove 98% of hydrocarbons from a sample of West Texas oil well ‘frac flowback’ water in the first stage alone. The results point to a potentially valuable application of the company’s core water processing technology, originally invented for algae harvesting.

Frac flowback describes water used in a drilling process called 'hydraulic fracturing’, or ‘fracking’. This test sample was taken from an oil well from which 200,000 gallons of oil-rich water flowed back over a period of two weeks. The water resources firm PACE Engineering supplied the sample and analyzed the results shown in this photo.

“The test results surpassed what we expected of OriginOil when we sent them the sample,” said Andrew Komor, vice president for environmental water at PACE Engineering. “The first pass results showed not 70-75% removal of hydrocarbons as is typical of current technology, but 98%. We realized then that this could be a game-changer for the oil and gas industry.”

Riggs Eckelberry, CEO of OriginOil, commented, “Oil well water cleanup is a multi-stage process. We work at the first stage to ‘break the emulsion’ and quickly remove nearly all of the petroleum without chemicals. We could contribute to the economical re-use of oil well water, a win for the industry and the environment.”

“We intend to aggressively explore oil and gas licensing opportunities while staying the course in algae harvesting,” added Mr. Eckelberry.

This photo depicts samples of the three stages in which OriginOil first removed over 98% of hydrocarbons and other organics (measured by chemical oxygen demand or COD) in the first stage, and clarified the sample in the final stage, eliminating color (PtCo CU) by 99.8%.

Water is produced and used in large quantities in oil and gas operations. According to the U.S. Department of Energy, an average of 3 barrels of contaminated water is generated for each 1 barrel of oil produced. In the United States, the average is 7 barrels of water. Greentech Media reports that energy companies pay between $3 – $12 to dispose of each barrel of produced water, implying a potential world market value between $300 billion and $1 trillion per year.

About OriginOil, Inc. (www.originoil.com)
OriginOil® helps algae growers extract oil from algae for use as a feedstock for the commercial production of transportation fuels, chemicals and foods. In a single step, our breakthrough technology efficiently dewaters and breaks down algae for its useful products, overcoming one of the greatest challenges in making algae a viable replacement for petroleum. As a pioneer and the emerging leader in the global algae oil services field, OriginOil supports its core algae extraction technology with an array of process innovations for some of the world’s most successful algae growers and refiners, just as pioneers like Schlumberger and Halliburton have done in the oilfield services industry. To learn more about OriginOil®, please visit our website at www.originoil.com.

Safe Harbor Statement:
Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Press Contact:	Jerry Schranz Antenna Group – a Beckerman Company 201-465-8020 jerry@antennagroup.com

Investor Relations:	Tom Becker Toll-free: 877-999-OOIL (6645) Ext. 641 International: +1-323-939-6645 Ext. 641 Fax: 323-315-2301 ir@originoil.com www.originoil.com

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